As filed with the Securities and Exchange Commission on March 18, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST CALIFORNIA FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6022	38-3737811
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3027 Townsgate Road, Suite 300

Westlake Village, California 91361

(805) 322-9655

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Romolo Santarosa

Chief Financial Officer

First California Financial Group, Inc.

3027 Townsgate Road, Suite 300

Westlake Village, California 91361

(805) 322-9655

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, California 90071 (213) 687-5000 (213) 687-5600 – Facsimile	Patrick S. Brown, Esq. Sullivan & Cromwell LLP 1888 Century Park East Los Angeles, California 90067-1725 (310) 712-6600 (310) 712-8800 – Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-160816

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee
Common Stock, par value $0.01 per share	$6,900,000	$492

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2)	The $6,900,000 proposed maximum aggregate offering price is in addition to the $34,500,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-160816). An aggregate registration fee of $1,926 was previously paid in connection with that Registration Statement.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1. Pursuant to Rule 462(b), the contents of our registration statement on Form S-1, as amended (File No. 333-160816), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on March 18, 2010 (the “Initial Registration Statement”), are incorporated by reference into this Registration Statement. This Registration Statement covers the registration of an additional $6,900,000 aggregate offering price of our common stock in the offering related to the Initial Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding validity of the common stock being registered.

23.1	Consent of Moss Adams LLP.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1*	Power of Attorney

*	Previously filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-160816) filed with the Commission on July 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on March 18, 2010.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

By:	/s/ ROMOLO SANTAROSA
Romolo Santarosa Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on this March 18, 2010.

Signature	Title

* C.G. Kum	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ ROMOLO SANTAROSA Romolo Santarosa	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Robert E. Gipson	Chairman of the Board of Directors

* Richard D. Aldridge	Director

* John W. Birchfield	Director

* Joseph N. Cohen	Director

* Antoinette T. Hubenette, M.D.	Director

* Syble R. Roberts	Director

Sung Won Sohn, Ph.D.	Director

* Thomas Tignino	Director

* By:	/s/ ROMOLO SANTAROSA
Romolo Santarosa
Attorney-In-Fact